                                                                  RULE 424(B)(3)
                                                               FILE NO. 33-65289
                                                       REPUBLIC INDUSTRIES, INC.

                     SUPPLEMENT NO. 4 DATED APRIL 21, 1997
                     TO PROSPECTUS DATED DECEMBER 29, 1995

     In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:

                                                    SHARES BENEFICIALLY    SHARES TO BE OFFERED
                                                      OWNED PRIOR TO          FOR THE SELLING
SELLING STOCKHOLDER                                    THE OFFERING        STOCKHOLDER'S ACCOUNT
-------------------                                 -------------------    ---------------------
Duval Public Education Foundation.................         1,450                   1,450
Hare & Co.........................................         8,100                   8,100
Phyllis A. Wells..................................        26,362                  26,362
Robert Russell Wells..............................           697                     697
Rodney R. Wells...................................           697                     697